Exhibit 21
Subsidiaries of Vista Outdoor Inc.
as of March 31, 2023

All subsidiaries listed below are 100% owned except where noted.

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization

Advanced Arrow S. de R.L. de C.V.	Baja California
Ammunition Operations LLC[1]	Delaware
Bee Stinger, LLC	Delaware
Bell Sports (Asia) Limited	Hong Kong
Bell Sports Corp.	Delaware
Bell Sports EU Limited	Ireland
Bell Sports, Inc.	California
BG Sports EUROPE Sarl	Switzerland
Bushnell Corporation of Canada	Ontario
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc.[2]	Delaware
Bushnell Inc.[3]	Delaware
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico City
CamelBak Acquisition Corp.	Delaware
CamelBak International, LLC	California
CamelBak Products, LLC	Delaware
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries Unlimited, Inc.	Missouri
FASTCO Asia Ltd.	Hong Kong
Federal Cartridge Company[4]	Minnesota
Fiber Energy Products AR LLC	Arkansas
Fox Asia Sourcing & Trading Co. Ltd.	British Virgin Islands
Fox (Parent) Holdings, Inc.	Delaware
Fox Head, Inc.	California
Fox Head Britain Limited	England and Wales
Fox Head Canada, Inc.	Canada
Fox Head Europe S.L.U.	Spain
Fox Head France SAS	France
Fox Head Germany GmbH	Germany
Fox Head Nordic A.B.	Sweden
Gold Tip, LLC	Delaware
Hydrosport S. de R.L. de C.V.	Baja California
I Live Outdoors, LLC	Delaware
Logan Outdoor Products, LLC[5]	Utah
Northstar Outdoors, LLC	California
Ozark Hardwood Pellets LLC[6]	Missouri
QuietKat, Inc.	Delaware
Simms Fishing Products LLC	Delaware
Stone Glacier, Inc.	Montana
Sporting Products Operations LLC	Delaware
The River’s Edge Outfitters, LLC	Montana
Vista Commercial Ammunition Company Inc.	Delaware
VO Management Services Company, S. de R.L. de C.V.	Mexico
Vista Outdoor Operations LLC	Delaware
Vista Outdoor Sales LLC	Delaware
WAWGD Newco, LLC[7]	California

1    Ammunition Operations Company does business as Remington Ammunition
2    Bushnell Holdings, Inc. also does business as Bushnell Outdoor Products and Primos
3    Bushnell Inc. also does business as Bushnell Outdoor Products
4    Federal Cartridge Company also does business as Alliant Powder, BLACKHAWK!, BLACKHAWK! Manufacturing, RCBS, HEVI-Shot and CCI/Speer
5    Logan Outdoor Products, LLC also does business as Camp Chef and OutdoorCooking.com
6 Ozark Hardwood Pellets does business as Fiber Energy Products
7    WAWGD Newco, LLC also does business as Foresight Sports